As filed with the Securities and Exchange Commission on November 20, 2006
No. 333-137365

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXCEN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2783217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 40th Floor
New York, NY 10019
(212) 277-1100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David B. Meister
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
1330 Avenue of the Americas, 40th Floor,
New York, NY 10019
(212) 277-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark D. Director
Andrew M. Herman
655 15th Street, N.W.
Washington, DC 20005
(202) 879-5000

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2006
PROSPECTUS

3,065,000 Shares
Common Stock

This prospectus covers the resale of up to 2,500,000 shares of our currently outstanding shares owned by some of our stockholders and 565,000 shares of our common stock issuable upon the exercise of warrants held by some of our stockholders.

We will not receive any proceeds from the sale of shares by our selling stockholders, but we will incur expenses in connection with the offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol NEXC. On November 15, 2006, the last reported sale price of our common stock on the Nasdaq Global Market was $6.84 per share.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 6.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November      , 2006

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the selling stockholders may offer from time to time up to an aggregate of 3,065,000 shares of our common stock in one or more offerings. If required, each time a selling stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information.”

The terms “NexCen,” “we,” “us,” and “our” as used in this prospectus refer to NexCen Brands, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

All trademarks, tradenames and service names referred to in this prospectus or incorporated by reference into this prospectus are property of their respective owners.

OUR COMPANY

Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

Our business model is to acquire intellectual property, or IP, and IP-centric businesses directly and manage and develop these businesses using our scalable and flexible operating structure. We expect that this IP will include trademarks, trade names, copyrights, franchise rights, patents, trade secrets, know-how and other similar, valuable property, primarily in the retail and consumer branded products and franchise businesses. Our strategy will be to generate revenue from licensing and other commercial arrangements with third parties who want to use the IP that we acquire. These third parties will pay us licensing and other contractual fees and royalties for the right to use our IP on either an exclusive or non-exclusive basis. Our contractual arrangements may apply to a specific product market, a specific geographic market, or to multiple markets. We will execute this strategy by leveraging the collective professional experience of the work force we acquired through our acquisition of UCC Capital Corp. in June 2006 and by hiring additional personnel with required talents. We refer to this business as our intellectual property or IP business.

We will engage in the acquisition and management of established brands in various consumer product and franchise product categories, including apparel, footwear, and retail.

Historical Businesses

From 1999 until 2004, we owned, acquired and operated a number of mobile and wireless communications businesses. These businesses never became profitable, and during 2004 we sold these businesses and commenced our mortgage-backed securities, or MBS, business. As a result of the substantial losses incurred by our mobile and wireless communications businesses, we have more than $1 billion of accumulated tax loss carry-forwards. These accumulated tax loss carry-forwards are generally available through 2026 (subject to limitations in applicable tax laws and rules that might become applicable to us in the future) to offset income tax that we otherwise would have to pay in the future, to the extent that our business is profitable and generates taxable income. One of our company’s principal business objectives is to operate profitably so that we can realize value, in the form of tax savings, from our accumulated tax loss carry-forwards. During the first quarter of 2005 we had substantially completed transitional activities that related to ongoing obligations we had to the buyers of our historic mobile and wireless communications businesses.

In 2005, market conditions for the MBS business changed significantly. In light of these changing market conditions, in late 2005 and into 2006 we explored additional and alternative business strategies that we thought could help us become profitable more quickly. As a result of these efforts, on June 6, 2006, we acquired UCC Capital Corp. and its affiliates and commenced our IP business. At the same time, we named UCC’s former president and chief executive officer, Robert D’Loren, to become our president and chief executive officer, as well as a member of our board of directors. In September 2006, we hired David Meister to become our chief financial officer. We also have moved our corporate headquarters to New York City, where our IP business is based.

At the 2006 annual stockholders meeting, which was held on October 31, 2006, our stockholders approved the sale of our MBS portfolio for the purpose of discontinuing our MBS business and allocating all cash proceeds from such sale to the growth and development of our IP business.

Our Intellectual Property Business

Historically, UCC and its principals (including our president and chief executive officer, Mr. D’Loren) provided banking, finance, consulting and other advisory services to IP-centric businesses. UCC did not own or manage an IP-centric business directly. While UCC plans to continue to provide these services to third-parties on a limited basis since we acquired it, our intention is to have a business model in which we acquire IP and IP-centric businesses directly and manage and develop these businesses using our scalable and flexible operating structure. We expect that this IP will include trademarks, trade names, copyrights, franchise rights, patents, trade secrets, know-

how and other similar, valuable property, primarily in the retail and consumer branded products and franchise businesses.

Our strategy is to generate revenue from licensing and other commercial arrangements with third parties who want to use the IP that we expect to own. We expect that these third parties will pay us licensing and other contractual fees and royalties for the right to use our IP on either an exclusive or non-exclusive basis. Our contractual arrangements may apply to a specific product market, a specific geographic market, or to multiple markets.

A significant reason for our strategy is that it involves a highly scaleable business model, which we call our value net business model. Our value net business model does not require us to incur substantial operating or capital costs to expand the business, as we will not manufacture, warehouse or distribute the branded products associated with the IP we acquire (or build stores in the case of franchise operations). We intend to rely on third-party licensees and other business partners to incur such capital costs and perform such services. However, we will generally be involved in the marketing, promotion and quality control of products and services that make use of our IP (such as trademarks and trade names that we own), and we also may provide certain purchasing and training support services with respect to franchise operations.

We expect that licensing and other contractual fees paid to us will include a mixture of upfront payments, required periodic minimum payments (regardless of sales volumes), and volume-dependent periodic royalties (based upon the number or dollar amount of branded products and services sold). Accordingly, we expect that our revenues will reflect both recurring and non-recurring payment streams.

On November 7, 2006, we completed, through our NexCen Franchising Brands subsidiary, the purchase of all of the outstanding equity interests in Athlete’s Foot Brands, LLC and Athlete’s Foot Marketing Support Fund, LLC, along with certain nominal fixed assets for initial consideration of $51.5 million. The purchase price consisted of $42.1 million in cash and $9.4 million in common stock of NexCen. We intend to finance a portion of the cash amount of the purchase price with senior bank debt that we are in the process of negotiating. Athlete Foot Brands is an athletic footwear and apparel franchisor with 600 retail locations in over 40 countries. Athlete’s Foot Marketing provides advertising and marketing support for the benefit of the Athlete’s Foot Brands’ franchisees, and receives a percentage of royalty revenue received from franchisees and in turn uses those funds for print advertising, public relations, marketing and market research for the benefit of franchisees.

NexCen is a Delaware corporation. Our principal executive offices are located at 1330 Avenue of the Americas, 40th Floor, New York, NY 10019, and our telephone number is (212) 277-1100. Our website address is www.nexcenbrands.com. Information on our website should not be construed to be a part of this prospectus.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2005, as supplemented by the changes to the risk factors we discuss in Item 1A of the Form 10-Q for the quarterly period ended June 30, 2006, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

In addition to the foregoing, you should also consider the following risk factor:

Our stock price may be volatile, and the market price of our common stock may decline.

The stock market in general, and the market for stocks of companies similar to our, has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus or the documents incorporated by reference herein and others such as:

•	variations in our operating performance and the performance of our competitors;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, strategic investments or changes in business strategy;

•	speculation in the press or investment community;

•	changes in accounting principles;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	changes in general market and economic conditions; and

•	the factors discussed in the bullet points under “Forward-Looking Statements” below.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information. The information included and incorporated by reference under the heading “Risk Factors” in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

•	we may not be successful in implementing the new IP strategy;

•	we may not be able to acquire IP or IP centric companies or finance or exploit them on terms that are acceptable to us;

•	we are likely to face substantial competition in seeking to acquire and market desirable IP and IP centric companies, and competitors may have substantially greater resources than we do;

•	we may not be able to realize value from our accumulated tax loss carry-forwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both;

•	we may not be successful in operating or expanding The Athletes Foot® or integrating it into our IP business strategy;

•	risks associated with international operations and the operation of a franchise business, which are new operations and operating risks for NexCen;

•	general regional and national economic conditions; and

•	loss or departure of one or more members of our senior management;

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Global Market or any other market on which our common stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See “Plan of Distribution,” beginning on page 6. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of November 15, 2006, by the selling stockholders and the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of November 15, 2006.

			Shares
	Shares Beneficially Owned		Offered	Shares Beneficially Owned
	Prior to the Offering(1)		Hereby	After the Offering(2)
Name	Number	Percentage	Number	Number	Percentage

Robert W. D’Loren(3)	2,381,427	5.0%	550,691	153,248	*
D’Loren Realty LLC(4)	1,802,488	3.8%	1,325,359	477,129	*
Robert D’Loren Family Trust(5)	365,369	*	268,654	96,715	*
Barry Levien(6)	308,101	*	226,545	81,556	*
James Haran(7)	345,098	*	253,749	91,349	*
Jefferies & Company, Inc.(8)	*	*	440,000	0	*

*	Less than one percent.

(1)	Includes shares of common stock issued and outstanding as of the date of this prospectus and shares of common stock issuable upon exercise of warrants to purchase shares of common stock that are beneficially owned as of November 15, 2006. The warrant held by Mr. D’Loren will become exercisable pursuant to a vesting schedule over a three-year period from the date of issuance in June 2006, and can be exercised prior to its expiration in June 2016. The warrant held by Jefferies & Company, Inc. is currently exercisable at any time prior to June 2009.

(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus, and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)	The common stock owned includes 153,248 shares held in escrow subject to us meeting the first performance target in the Agreement and Plan of Merger dated as of June 6, 2006 by and among UCC Capital Corp., UCC Consulting Corp, UCC Servicing, LLC, Aether Holdings, Inc. and AHINV Acquisition Corp. (the “Merger Agreement”) and 102,169 shares held in escrow until June 2007 to secure indemnification obligations under the Merger Agreement. In addition, the common stock includes 1,325,359 held by D’Loren Realty LLC, which is solely owned and managed by Mr. D’Loren. The shares held by Mr. D’Loren exclude 268,654 shares held by the Robert D’Loren Family Trust Dated March 29, 2002 (the “Trust”), the beneficiaries of which are two minor children of Mr. D’Loren. The Trust is irrevocable, the trustee is not a member of Mr. D’Loren’s immediate family, and the trustee has independent authority to vote and dispose of the shares held by the Trust. As a result, Mr. D’Loren disclaims any beneficial ownership of the shares held by the Trust. Mr. D’Loren holds a warrant to purchase 125,000 shares of our common stock. Although the warrant is currently not exercisable and is therefore not included in Mr. D’Loren’s beneficial ownership of shares, the shares issuable upon exercise of the warrant are included for resale in this prospectus. The 153,248 shares subject to first performance target are not included for resale under this prospectus. Beneficial ownership after the offering reflects the sale of 1,325,359 shares by D’Loren Realty. Mr. D’Loren has agreed, so long as he remains chief executive officer, not to sell any shares of NexCen common stock for six months from June 6, 2006 (which was the date Aether Holdings, Inc. acquired UCC Capital), and to then sell no more than one-third of his shares of NexCen common stock over the subsequent six months, other than pursuant to a Rule 10b5-1 plan. Beginning on June 7, 2007, there will not be any contractual limits on Mr. D’Loren’s right to sell shares.

(4)	Includes 477,129 shares held in escrow subject to us meeting the first performance target in the Merger Agreement and 318,086 shares held in escrow until June 2007 to secure indemnification obligations under the Merger Agreement. The 477,129 shares subject to first performance target are not included for resale under this prospectus.

(5)	Includes 96,715 shares held in escrow subject to us meeting the first performance target in the Merger Agreement and 64,476 shares held in escrow until June 2007 to secure indemnification obligations under the Merger Agreement. The 96,715 shares subject to first performance target are not included for resale under this prospectus.

(6)	Includes 81,556 shares held in escrow subject to us meeting the first performance target in the Merger Agreement and 54,370 shares held in escrow until June 2007 to secure indemnification obligations under the Merger Agreement. The 81,556 shares subject to first performance target are not included for resale under this prospectus.

(7)	Includes 91,349 shares held in escrow subject to us meeting the first performance target in the Merger Agreement and 60,899 shares held in escrow until June 2007 to secure indemnification obligations under the Merger Agreement. The 91,349 shares subject to first performance target are not included for resale under this prospectus.

(8)	Consists of shares issuable upon the exercise of currently exercisable warrants to purchase shares of common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses of registration of all of the shares that are offered pursuant to this prospectus, including legal and accounting fees. We will receive the exercise price of warrants to purchase common stock from certain of the selling stockholders upon the exercise of their warrants. If all of such warrants are exercised, we will receive net proceeds of $1.9 million. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

PLAN OF DISTRIBUTION

We are registering 3,065,000 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the Nasdaq Global Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq Global Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Agents, underwriters, dealers or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the stockholders agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP. One of the partners of Kirkland & Ellis LLP is a director of NexCen.

EXPERTS

The consolidated financial statements of NexCen Brands, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Filings.  We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov, or on our Internet address at http://www.nexcenbrands.com.

Registration Statement.  We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

Incorporation by Reference.  The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2006 and September 30, 2006;

•	our Current Reports on Form 8-K filed on January 27, 2006, February 22, 2006, March 10, 2006, May 9, 2006; June 7, 2006, August 3, 2006, August 14, 2006, August 22, 2006, September 13, 2006, September 22, 2006, November 1, 2006, November 6, 2006, November 9, 2006 and November 14, 2006;

•	the description of our common stock, par value $.01 per share, that is contained in our registration statement on Form 8-A filed on October 19, 1999, including exhibits, as amended, and as may be further amended from time to time; and

•	all our filings pursuant to the Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to David B. Meister, NexCen Brands, Inc., 1330 Avenue of the Americas, 40th Floor, New York, NY 10019, (212) 277-1100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by the NexCen Brands, Inc. (the “Company”), of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$2,001
Printing expenses(1)	20,000
Accounting fees and expenses(1)	25,000
Legal fees and expenses(1)	50,000
Miscellaneous expenses(1)	2,999

Total	$100,000

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

Article X of the Company’s Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Company is not liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws

Article VII of the By-laws of the Company (the “By-laws”) provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person’s heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The right to indemnification conferred in Article VII is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

Article VII of the By-laws also provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article VII of the By-laws.

Insurance

Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1) (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 20th of November, 2006.

NEXCEN BRANDS, INC.

By:	/s/ David B. Meister
David B. Meister
Chief Financial Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

* Robert W. D’Loren	Chief Executive Officer, President and Director (Principal Executive Officer)	November 20, 2006

/s/ David B. Meister David B. Meister	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2006

* David S. Oros	Chairman of the Board	November 20, 2006

* James T. Brady	Director	November 20, 2006

* George P. Stamas	Director	November 20, 2006

* Jack B. Dunn, IV	Director	November 20, 2006

* Edward J. Mathias	Director	November 20, 2006

* Truman T. Semans	Director	November 20, 2006

/s/ Jack Rovner Jack Rovner	Director	November 20, 2006

* /s/ David B. Meister David B. Meister Attorney-in-Fact Pursuant to Power of Attorney		November 20, 2006

EXHIBIT INDEX

Exhibit
No.		Description

1.1		Form of Underwriting Agreement.*
4	.1.1	Certificate of Incorporation of Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q as filed with the Commission on August 5, 2005).
4.2		By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q as filed with the Commission on August 5, 2005).
4.3		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-4 (File No. 333-124633 as filed with the Commission on May 4, 2005).
5.1		Opinion of Kirkland & Ellis LLP.+
23.1		Consent of KPMG LLP, independent registered public accounting firm.
23.3		Consent of Kirkland & Ellis LLP.+
24.1		Powers of Attorney.+

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

+	Previously filed.